EXHIBIT 10.4

GEORGIA-CAROLINA BANCSHARES, INC.

RESTRICTED STOCK AWARD DETAILS

Employee:
Number of Shares Granted:
Grant Date:
Restriction Period:

Effective ___________________(“Grant Date”), you have been granted a Restricted Stock Award of ____________shares of Georgia-Carolina Bancshares, Inc. common stock.  This Restricted Stock Award is granted under the Georgia-Carolina Bancshares, Inc. Amended and Restated 2004 Incentive Plan (as amended, the “Plan”).

The shares you receive will become fully vested on the date shown.

Shares	Full Vest

Your Restricted Stock Award is subject to the limitations and other conditions set forth in the Plan and the attached Award Agreement, including but not limited to:

•	Restricted Stock shares are subject to a restriction period in which shares cannot be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of prior to vesting. During the Restriction Period, you will not receive a certificate evidencing the shares of Restricted Stock.

•	When your shares vest [(or when you reach age 65, if sooner)], you will realize compensation based on the fair market value of the shares on that day (if the date falls on a weekend, the previous Friday). This is treated as ordinary income, which will be reported to payroll for income tax purposes.

•	Restricted Stock recipients can file an 83(b) election if they wish to pay tax on income equal to the full market value of the stock on the Grant Date. Elections must be made within 30 days of the Grant Date. For more information, you may contact Thomas Flournoy, Senior Vice President and Chief Financial Officer of First Bank of Georgia.

•	If for any reason your employment terminates before your shares have vested, your award is canceled and you will not be entitled to any unvested shares; all unvested shares will be returned to Georgia-Carolina Bancshares, Inc. for no consideration. When you sign the attached Award Agreement, you will also be required to execute a blank stock power of attorney in favor of Georgia-Carolina Bancshares, Inc. to transfer your shares if your shares must be returned to Georgia-Carolina Bancshares, Inc.

The Restricted Stock is granted under and governed by the terms and conditions of the attached Award Agreement and the Plan.  Any capitalized terms used herein that are not defined herein shall refer to the term as defined in the Plan.

GEORGIA-CAROLINA BANCSHARES, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Award Agreement”) is made and entered into as of the Grant Date written above by and between Georgia-Carolina Bancshares, Inc. (the “Company”) and __________________ (the “Employee”);

W I T N E S S E T H:

The Board of Directors of the Company has adopted the Plan, a copy of which is available upon request.  Pursuant to the terms of the Plan, the Board of Directors has selected the Employee to participate in the Plan and desires to grant to the Employee shares of Company authorized $.001 par value common stock (“Stock”) subject to the restrictions, terms and conditions hereinafter set forth (“Restricted Stock”).

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Incorporation of Plan Provisions.  This Award Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Award Agreement.  Unless specifically provided otherwise, all terms used in this Award Agreement shall have the same meaning as in the Plan.

2.           Grant of Restricted Stock.  The Employee is hereby granted under the Plan, the number of shares of Restricted Stock set forth in the Award Details above, subject to the terms and conditions of the Plan and this Agreement, effective as of the Grant Date.

3.           Restrictions on Transferability.  No shares of Restricted Stock may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the period described in Section 5 (the “Restriction Period”).

4.           Effect of Termination of Employment. In the event of the Employee’s termination of employment with the Company and all of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Board otherwise determines in its sole discretion, be forfeited to the Company for no consideration.

5.           Length of Restriction Period.  The Restriction Period shall begin on the Grant Date.  The Restriction Period shall expire and all restrictions under Section 3 hereof shall lapse with respect to any Restricted Stock not previously forfeited upon the earliest of (i) the third annual anniversary of the Grant Date, (ii) a Change in Control, as described in Section 8.1 of the Plan, or (iii) the Employee’s death or Disability [, or retirement on or after age 65 (or an earlier age with the consent of the Company)].

6.           Stock Certificates.  During the Restriction Period, the Employee will not receive a certificate evidencing the shares of Restricted Stock.  The Employee shall execute a blank stock power of attorney in favor of the Company to transfer the shares to the Company in the event of a forfeiture.

7.           Rights as a Stockholder.  Except as otherwise provided herein, the Employee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock during the Restriction Period, including the right to vote the shares and receive dividends and other distributions.

8.           Adjustments.  If a dividend or other distribution shall be declared upon the Restricted Stock payable in shares of Stock, such additional shares shall be added to the number of shares granted under this Award Agreement and shall be subject to the same restrictions, terms, and conditions applicable to the Restricted Stock under this Award Agreement.  In the event that the outstanding shares of Stock are changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, spin-off, combination of shares, merger, or consolidation, then there shall be substituted for each share of Restricted Stock the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchangeable, in accordance with Section 2.6 of the Plan.

9.            Employee’s Covenant.  The Employee hereby agrees to use his or her best efforts to provide services to the Company and/or its Subsidiaries in a workmanlike manner and to promote the Company’s interests.

10.      Tax Withholding.  Prior to the issuance or delivery of shares, the Employee must remit to the Company funds in an amount sufficient to satisfy any federal, state and local tax withholding requirements or, if requested by the Employee and in the sole discretion of the Company, the Company may withhold from the shares to be delivered a number of shares sufficient to satisfy all or a portion of such tax withholding requirements.

11.           Plan Controls.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall be controlling and determinative.

12.           Governing Law.  To the extent not preempted by federal law, this Award Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, without giving effect to any choice of law provisions.

13.           Entire Agreement.  The Award Details, this Award Agreement and the Plan constitute the entire understanding and agreement between the Employee and the Company regarding this award of Restricted Stock. The Employee acknowledges that any other agreement, statement, understanding or promise with respect to the Award, whether oral or in writing, not contained in this Award Agreement or the Plan shall not be valid or binding.  Any modification of or amendment to this Agreement shall be effective only if it is in writing and signed by both parties, except as otherwise provided in Section 15 of this Award Agreement or in the Plan.

14.           No Right to Continued Employment.  Nothing in this Award Agreement shall be deemed to give the Employee any right to continued employment with the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as applicable, to terminate the Employee’s employment at any time.

15.           Section 409A Compliance. It is intended that the award of Restricted Stock under this Award Agreement shall be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as property not includible in income by reason of being substantially nonvested pursuant to Treasury Regulation 1.409A-1(b)(6), or alternatively as a short-term deferral pursuant to Treasury Regulation 1.409A-1(b)(4), and the Plan, the Award Details, and this Award Agreement shall be interpreted accordingly.  Notwithstanding Section 13 hereof, this Award Agreement may be modified by the Board of Directors at any time to the extent deemed necessary in order for the award of Restricted Stock under this Award Agreement to remain exempt from Section 409A of the Code; such amendment may be retroactive to the extent permitted by Section 409A of the Code.

IN WITNESS WHEREOF, Georgia-Carolina Bancshares, Inc., acting by and through its duly authorized officer, has caused this Award Agreement to be executed, and the Employee has executed this Award Agreement, all as of the Grant Date.

“COMPANY”

GEORGIA-CAROLINA BANCSHARES, INC.

By:
Name:
Title:

“EMPLOYEE”

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